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                                                                   Exhibit 10.01

                                HEARTWARE LIMITED
                                 ACN 111 970 257
                                    (COMPANY)

                             CONVERTIBLE NOTE TERMS

1    FACE VALUE

     This Convertible Note has a face value of $1,420,000 (PRINCIPAL).

2    DATE OF ISSUE

     This Convertible Note is issued on 15 December 2004 to Apple Tree Partners I, L.P. (HOLDER).

3    INTEREST

     Interest accrues daily at 2.00% per annum and capitalises monthly in arrears.

4    REPAYMENT

     (a) The Company promises to pay to the order of the Holder the Principal with interest on it. The Principal and interest on this Convertible
          Note is repayable by the Company to the Holder on the second anniversary of the date of issue of this Convertible Note (DUE DATE).

     (b) The Company may repay all, or any portion of not less than $100,000, of this Convertible Note at any time prior to the Due Date on 30 days written notice to the Holder.

     (c) All payments by the Company under this Convertible Note will be made without deduction of any kind, including by reason of set-off, counterclaim or otherwise.

     (d) All payments by the Company under this Convertible Note will be applied first to interest and then to Principal.

5    CONVERSION

     (a) Subject to clause 5(c), the Holder may, in its sole discretion, convert all or any portion of the Principal and interest on this Convertible Note into ordinary shares of the Company (SHARES) at a conversion price of $1.00 per Share by giving 14 days written notice to the Company in the form attached (NOTICE). For example, if the amount outstanding on this Convertible Note at the time of conversion is $120,000 (being principal of $100,000 and interest of $20,000), the Convertible Note will convert into 120,000 Shares.


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     (b)  The Shares issued on conversion of this Convertible Note will rank equally with all existing Shares then on issue.

     (c) The Company will not issue fractional shares upon conversion of this Convertible Note and, for any fraction of a Share called for upon conversion, the Company wilt pay a cash amount equal to such fraction to the Holder.

     (d) On receipt by the Company of a Notice and on expiry of the notice period in the Notice, the Company must issue to the Holder the number of Shares in respect of which the conversion is exercised unless the issue would give rise to a contravention of the Corporations Act 2001
          (Cth) or the Official Listing Rules of the Australian Stock Exchange
          (ASX), as modified or varied from time to time.

6    ADJUSTMENTS FOR REORGANISATIONS OF CAPITAL

     If there is:

     (a) a reconstruction or reorganisation (including consolidation, sub-division, reduction or return of capital) of the Shares, the conversion price of this Convertible Note will be adjusted so as to ensure that no benefit is conferred on, and no burden is assumed by, the Holder; and

     (b) a bonus issue of Shares, the conversion price will be adjusted so that this Convertible Note will confer on the holder the right to receive, on conversion, the additional number of Shares which the holder would have received if conversion had occurred before the date for calculating entitlements to the bonus issue.

7    TRANSFERABILITY

     (a)  This Convertible Note is freely transferable by the Holder.

     (b) The Company must not assign or deal with any of its rights or obligations under this Convertible Note without the prior written consent of the Holder (which consent must not be unreasonably withheld).

8    SECURITY

     This Convertible Note is unsecured.

9    QUOTATION OF CONVERTIBLE NOTE AND SHARES

     This Convertible Note will not be quoted on the Official List of the ASX. Within one business day of the exercise of the conversion rights under clause 5, the Company will apply for the Shares to be admitted for quotation on the Official List of the ASX.


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10   SHAREHOLDER APPROVAL

     If, for any reason, an issue of Shares to the Holder under this Convertible Note would result in the need for the Company to obtain the approval of the Shareholders, the Company must convene the necessary meeting at its own cost as soon as reasonably practicable.

11   REGISTER

     The Company will maintain a register of Convertible Note holders and will record changes in the register notified to the Company in a form prescribed by the Company for that purpose.

12   EXTENSION PERIOD

     (a) If this Convertible Note is not repaid by the Company or converted by the Holder on or before the Due Date, the Holder may give written notice to the Company demanding repayment of the Principal and interest in full within 30 days of the date of receipt of the notice by the Company. If the Company does not have at least 12 months of Working Capital on Hand at the date of receipt of the notice, then the Company's obligation to repay the Principal and interest outstanding on this Convertible Note will be delayed until 12 months Working Capital on Hand is available (EXTENSION PERIOD).

     (b)  During the Extension Period, the Holder may convert this Convertible
          Note into Shares under clause 5.

     (c) In this clause 12, "WORKING CAPITAL ON HAND" means cash reserves sufficient in the good faith opinion of the board of the Company to meet the Company's operational needs on an consolidated basis for 12 months following the date of such determination, based on the then current budget previously approved by the board of the Company.

13   DEFAULT; ACCELERATION

     (a)  It will be an event of default under this Convertible Note if:

          (i) the Company fails to make any payment of any Principal or interest within five business days of the due date for payment under this Convertible Note;

          (ii) any court of competent jurisdiction enters any judgment against the Company in an amount in excess of $250,000 which is not vacated, discharged or stayed pending appeal within 30 days from the entry of such judgment (but only for so long as it is stayed);

          (iii) a default in any agreement to which the Company is a party with a third party or parties results in a right by such third party or parties, whether or


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               not exercised, to accelerate the maturity of any indebtedness or any payment, or any payment default by the Company (other than normal account payable management in the ordinary course of business), in either case in excess of $250,000, individually or in the aggregate; or

          (iv) an Insolvency Event occurs in relation to the Company.

     (b) If any event of default occurs, the Holder may make all unpaid Principal and interest owing by the Company to the Holder under this Convertible Note immediately due and payable.

     (c)  In this clause 13, "INSOLVENCY EVENT" means:

          (i) an order is made or an application is made to a court for an order that the Company be wound up; or

          (ii) an application is made to a court for an order appointing a liquidator or provisional liquidator or a liquidator or provisional liquidator is appointed in respect of the Company; or

          (iii) the Company enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any classes of its creditors, or it proposes a re-organisation, moratorium or other administration involving any of them; or

          (iv) the Company resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so, except to reconstruct or amalgamate while solvent, or is otherwise wound up or dissolved; or

          (v) the Company is or states that it is unable to pay its debts when they fall due; or

          (vi) the Company takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation or an administrator is appointed to a party; or

          (vii) anything analogous or having a substantially similar direct effect to any of the events specified in (i)-(vi) above happens under the law of any applicable jurisdiction.

14   EXPENSES; TAXES

     The Company will pay or reimburse the Holder on demand, for any and all costs and expenses, including, but not limited to, the reasonable fees and disbursements of legal counsel and other experts employed by the Holder, in connection with the enforcement of this Convertible Note.


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15   GOVERNING LAW

     (a) This document is governed by and is to be construed in accordance with the laws applicable in New South Wales, Australia.

     (b) Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of that place and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

16   GENERAL

     (a)  (WAIVER):

          (i) A single or partial exercise or waiver by a party of a right relating to this document does not prevent any other exercise of that right or the exercise of any other right.

          (ii) A party is not liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

          (iii) A right relating to this document may only be waived in writing signed by the party or parties waiving the right.

     (b) (SEVERABILITY): If a provision of this document is illegal or unenforceable in any relevant jurisdiction, it may be severed for the purposes of that jurisdiction without affecting the enforceability of the other provisions of this document.

     (c) (MORATORIUM): Any statute, proclamation, order or regulation establishing a moratorium or limiting, postponing or otherwise prejudicially affecting any of the rights, powers or remedies conferred on any of the parties does not, to the extent lawful, apply to any of the provisions of this document.

     (d) (ENTIRE UNDERSTANDING): This document contains the entire understanding between the parties as to the subject matter of this document. All previous negotiations, understandings, representations, warranties, memoranda or commitments concerning the subject matter of this document are merged in and superseded by this document and are of no effect. No party is liable to any other party in respect of those matters.

17   CONSTRUCTION

     Unless expressed to the contrary, in this document:

     (a)  words in the singular include the plural and vice versa;


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     (b)  if a word or phrase is defined its other grammatical forms have corresponding meanings;

     (c)  "includes" means includes without limitation;

     (d)  a reference to:

          (i) a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority;

          (ii) a person includes the person's legal personal representatives, successors, assigns and persons substituted by novation;

          (iii) any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;

          (iv) a right includes a benefit, remedy, discretion or power;

          (v)  "$" or "dollars" is a reference to Australian currency;

          (vi) this or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties;

          (vii) writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions;

          (viii) this document includes all schedules and annexures to it; and

          (ix) a clause, schedule or annexure is a reference to a clause, schedule or annexure, as the case may be, of this document;

     (e) if the date on or by which any act must be done under this document is not a business day, the act must be done on or by the next business day; and

     (f) where time is to be calculated by reference to a day or event, that day or the day of that event is excluded.

THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (US SECURITIES ACT) AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES EVIDENCED BY THIS CERTIFICATE, FILED AND MADE EFFECTIVE UNDER THE US SECURITIES ACT, OR (II) AN EXEMPTION FROM REGISTRATION UNDER THE US SECURITIES ACT AND AN OPINION OF COUNSEL


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SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT IS
NOT REQUIRED.


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EXECUTED as a deed poll:

EXECUTED by                           )
HEARTWARE LIMITED
                                      )


/s/ Christine Bennett                   /s/ Robert Thomas
-------------------------------------   ----------------------------------------
Company Secretary/Director              Director

Christine Bennett                       Robert Thomas
Name of Company Director (print)        Name of Director (print)

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                          FORM OF NOTICE OF CONVERSION

[Date]

The Company Secretary
HeartWare Limited
C/- Level 1, 1 Bligh Street
SYDNEY NSW 2000

Dear Sir/Madam

Apple Tree Partners I, L.P. (HOLDER) gives 14 days notice of the conversion of [#insert amount converted#]] into ordinary shares in HeartWare Limited (COMPANY) at $1.00 per share, pursuant to the Convertible Note issued by the Company to the Holder on [date].

APPLE TREE PARTNERS I, L.P.

By: Apple Tree Ventures I, LLC, its
    General Partner


By:
    ---------------------------------
Name: Seth L. Harrison, M.D.
Title: Managing Member